UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 1, 2006

Alpha Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-32423	02-0733940
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Alpha Place, P.O. Box 2345, Abingdon, Virginia		24212
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	276-619-4410

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 1, 2006, D. Scott Kroh resigned from his positions as Executive Vice President of Alpha Natural Resources, Inc. ("ANR") and President and Manager of Alpha Coal Sales Co., LLC ("Sales"). Mr. Kroh will continue his employment as an at-will employee of Sales on a part-time basis. In connection with such resignation and as of the date thereof, ANR entered into a letter agreement (the "Letter Agreement") with Mr. Kroh, pursuant to which, among other things, the Amended and Restated Employment Agreement dated March 31, 2004 between Mr. Kroh and Sales was terminated and Mr. Kroh agreed to surrender all awards previously granted to him under ANR’s 2005 Long-Term Incentive Plan. The Letter Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by this reference. The press release announcing Mr. Kroh’s resignation and the appointment of Joachim V. Porco as Vice President of ANR and President of Sales is attached as Exhibit 99.1 to this report.

Item 1.02 Termination of a Material Definitive Agreement.

Pursuant to the terms and subject to the conditions of the Letter Agreement described in Item 1.01 above, the Amended and Restated Employment Agreement dated March 31, 2004 between Mr. Kroh and Sales was terminated as of September 1, 2006. Mr. Kroh’s Amended and Restated Employment Agreement was filed as Exhibit 10.7 to ANR’s Registration Statement on Form S-1 filed on December 6, 2004.

Item 9.01 Financial Statements and Exhibits.

10.1 Letter Agreement, dated September 1, 2006, between Alpha Natural Resources, Inc. and D. Scott Kroh

99.1 Press Release dated September 1, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

September 1, 2006	By:	Vaughn R. Groves

Name: Vaughn R. Groves
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement, dated September 1, 2006, between Alpha Natural Resources, Inc. and D. Scott Kroh
99.1	Press Release dated September 1, 2006